Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements No. 333-123813, No. 333-134162, No. 333-140848, No. 333-167602, No. 333-180970, No. 333-204028 and No. 333-231362 on Form S-8 of our reports dated February 22, 2022, relating to the financial statements of Graco Inc. and the effectiveness of Graco Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 22, 2022